RESTATED BYLAWS
                                OF
                       DAMES & MOORE GROUP



                            ARTICLE I
                             OFFICES

          Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

          Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                            ARTICLE II
                           STOCKHOLDERS

          Section 1. General. Any meeting of stockholders for any purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Any action required or permitted to be taken by the stockholders may be effected only at a duly noticed and called annual or special meeting of stockholders and may not be effected by consent in writing of such stockholders.

          Section 2. Annual Meeting. The annual meeting of stockholders shall be held on such date as may be fixed by resolution of the Board of Directors at least ten days prior to the date so fixed, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. Written notice of the annual meeting shall be given to each stockholder entitled to vote thereat not less than ten nor more than sixty days before the date of the meeting, except as otherwise provided herein or as required from time to time by the Delaware General Corporation Law or the Corporation's Certificate of Incorporation.

          Section 3. Special Meetings. Special meetings of stockholders, for any purpose or purposes, unless otherwise provided in the Corporation's Certificate of Incorporation, may be called only (i) by the Chairman of the Board, (ii) the Board of Directors pursuant to a resolution adopted by a majority of directors then in office, or (iii) the holders of stock entitled to cast not less than 10 percent of the votes at the meeting. Written notice of a special meeting of the stockholders, stating the time, place and object thereof, shall be given to each stockholder entitled to vote thereat, not less than ten nor more than sixty days before the date fixed for the meeting, except as otherwise provided herein or as required from time to time by the Delaware General Corporation Law or the Corporation's Certificate of Incorporation.

          Section 4. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, and the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any stockholder who may be present.

          Section 5. Quorum and Adjourned Meetings. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by the Certificate of Incorporation. The Chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is a quorum. No notice of the time and place of the adjourned meeting need be given except as required by law. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

          Section 6. Required Vote. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the Delaware General Corporation Law or of the Corporation's Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question. In addition, all elections of directors shall be determined by a plurality of the votes cast.

          Section 7. Voting and Proxies. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. Notwithstanding the foregoing, at all elections of directors of the Corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for this provision for cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute such votes for any two or more of such directors as he may see fit.

          Section 8. Inspectors of Elections. Prior to any meeting of stockholders, the Board of Directors or the Chairman of the Board may, and if required by applicable law shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all stockholders.

          Section 9. Conduct of Business. Each stockholders' meeting shall be called to order and thereafter chaired by the Chairman of the Board if there then is one; or if not, or if the Chairman of the Board is absent or so requests, then by the Chief Executive Officer or the President. If all of the Chairman of the Board, the Chief Executive Officer and the President are unavailable, then the meeting shall be called to order and chaired by such other officer of the Corporation or such stockholder as may be appointed by the Board of Directors. The Secretary (or in his absence an Assistant Secretary) of the Corporation shall act as Secretary of each stockholders' meeting. If neither the Secretary nor an Assistant Secretary is in attendance, the Chairman of the meeting may appoint any person
(whether a stockholder or not) to act as Secretary thereat. After calling the meeting to order, the Chairman thereof may require the registration of all stockholders intending to vote in person, and the filing of all proxies with the election inspector or inspectors, if one or more has been appointed (or, if not, with the Secretary of the meeting). After the announced time for such filing of proxies has ended, no further proxies or changes, substitutions or revocations of proxies shall be accepted. The Chairman of the meeting shall, among other things, have absolute authority to determine the order of business to be conducted at such meeting and to establish rules for, and appoint personnel to assist in, preserving the orderly conduct of the business of the meeting (including any informal, or question and answer, portions thereof). Any informational or other informal session of stockholders conducted under the auspices of the Corporation after the conclusion of, or otherwise in conjunction with, any formal business meeting of the stockholders shall be chaired by the same person who chairs the formal meeting, and the foregoing authority on his or her part shall extend to the conduct of such informal session.

                           ARTICLE III
                        BOARD OF DIRECTORS

          Section 1. Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by the Delaware General Corporation Law or by the Corporation's Certificate of Incorporation or these Bylaws, the directors are empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

          Section 2. Number and Term of Office. The Board of Directors shall consist of not less than eight nor more than twelve directors, with the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors then in office. Directors shall be elected at each annual meeting of stockholders, and the term of each director shall expire on the date of the next such annual meeting. Notwithstanding the foregoing, each director shall hold office until his or her successor shall have been duly elected and qualified or until such director's earlier death, resignation or removal. Directors need not be stockholders.

          Section 3. Conduct of Business. Each meeting of the Board of Directors shall be called to order and thereafter chaired by the Chairman of the Board if there is one; or if not, or if the Chairman of the Board is unavailable or so requests, by another director selected by the Board.

          Section 4. Removal. Subject to the rights of the holders of any class or series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, provided that, if less than the entire Board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors.

          Section 5. Vacancies and Newly Created Directorships. Subject to the rights of the holders of any class or series of Preferred Stock and to the requirements of law, newly created directorships resulting from any increase in the authorized number of directors or any vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until such directors' successors shall have been duly elected and qualified.

          Section 6.     Regular and Special Meetings.  The Board of
Directors may hold meetings, both regular and special, either within or without the State of Delaware, and each such meeting shall be held at such place or places as shall be determined from time to time by the Board of Directors. Regular meetings of the Board of Directors may be fixed by resolution of the Board of Directors; further notice of each regular meeting shall not be required. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or any two or more directors on at least forty-eight hours' notice to each director.

          Section 7. Quorum and Manner of Acting. Except as may be otherwise specifically provided by the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors a majority of the directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a
quorum shall be the act of the Board of Directors.   If a quorum shall
not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          Section 8. Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

          Section 9. Telephonic Meetings. Unless otherwise provided by the Certificate of Incorporation, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

          Section 10. Committees of Directors. The Board of Directors may, by resolution passed by a majority of the directors then in office, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in the resolution and otherwise permitted by law, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. Unless the Board of Directors otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article III.

          Section 11. Compensation of Directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                            ARTICLE IV
                             OFFICERS

          Section 1. Principal Officers; Election; Term of Office; Removal; Vacancies. The Board of Directors shall elect a Chairman of the Board, a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer, a Secretary and such Vice Presidents and other officers as it may deem necessary or appropriate. Each such officer shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any number of offices may be held by the same person.
Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board of Directors.

          Section 2. Powers and Duties of Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

                            ARTICLE V
                              STOCK

          Section 1. Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the Chief Executive Officer, the President or a Vice President and the Treasurer or an assistant treasurer, or the Secretary or an assistant secretary of the Corporation, certifying the number of shares owned by him in the Corporation. Any or all the signatures on the certificate, including the signatures of the corporate officers, the transfer agent and/or the registrar, may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

          Section 2. Lost or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

          Section 3. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

          Section 4. Record Date. For the purpose of determining the stockholders who shall exclusively, notwithstanding any subsequent stock transfers, be entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or disbursement or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

          Section 5. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Delaware General Corporation Law.

                            ARTICLE VI
                         INDEMNIFICATION

          Section 1. Right to Indemnification. Each person who was or is made a party to or is threatened to be made a party to or is involuntarily involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving (during his tenure as a director and/or officer) at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, whether the basis of such Proceeding is an alleged action or inaction in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law (or other applicable law), as the same exists or may hereafter be amended, against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such Proceeding.
Such director or officer shall have the right to be paid by the Corporation for expenses incurred in defending any such Proceeding in advance of its final disposition, provided, however, that, if the Delaware General Corporation Law (or other applicable law) requires, the payment of such expenses in advance of the final disposition of any such Proceeding shall be made only upon receipt by the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it should be determined ultimately that he is not entitled to be indemnified under this Article VI or otherwise.

          Section 2.     Right of Claimant to Bring Suit.  If a claim under
Section 1 of this Article VI is not paid in full by the Corporation within ninety days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, together with interest thereon, and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim, including reasonable attorneys' fees incurred in connection therewith. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, it any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law (or other applicable law) for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.

          Section 3. Non-Exclusivity of Rights. The rights conferred by this Article VI shall not be exclusive of any other right which any director, officer, representative, employee or other agent may have or hereafter acquire under the Delaware General Corporation Law or any other statute, or any provision contained in the Certificate of Incorporation or these Bylaws, or any agreement or pursuant to a vote of stockholders or disinterested directors, or otherwise.

          Section 4. Insurance and Trust Fund. In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, (a) the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of law, and
(b) the Corporation any create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the fullest extent permitted by law and including as part thereof provisions with respect to any or all of the foregoing, to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein or elsewhere.

          Section 5. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, including the right to be paid by the Corporation the expenses incurred in defending any Proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent permitted by law.

          Section 6. Amendment or Repeal. Any repeal or amendment of any of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any person with respect to any act or omission occurring prior to the time of such repeal or amendment.

                           ARTICLE VII
                     MISCELLANEOUS PROVISIONS

          Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

          Section 2. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

          Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

          Section 4. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and shall otherwise be in the form determined by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

          Section 5. Notices. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given (a) by hand delivery to the recipient thereof, (b) by sending the notice by prepaid telegram, mailgram or facsimile transmission, or (c) by depositing the notice in the mails, postage paid. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his last known address as the same appears on the books of the Corporation. Any such notice shall be deemed to have been duly delivered to and received by such stockholder, director, officer, employee or agent on the following date: (a) in the case of a notice which is hand delivered, on the date when the notice is actually delivered to the recipient's address; (b) in the case of a notice which is sent by telegram, mailgram or facsimile transmission, on the date when the notice is actually delivered to the recipient's address; and (c) in the case of a notice which is sent by mail, on the fourth day after the notice is deposited in the mails if the recipient's address is in the same country as the country in which the notice is deposited in the mails, or on the tenth day after the notice is deposited in the mails if the recipient's address is in a foreign country. A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

          Section 6. Stock in Other Corporations. The Board of Directors may authorize any person, on behalf of the Corporation, to attend, vote and grant proxies to be used at any meeting of stockholders of any other corporation in which the Corporation may hold stock.

          Section 7. Engineering Decisions. To the extent that the Corporation engages in the practice of engineering in a state where it has designated a person or persons to be in charge of the Corporation's engineering decisions in that state, all engineering decisions pertaining to the Corporation's engineering activities in that state will be made by those designated persons.

                           ARTICLE VIII
                            AMENDMENTS

          The Board of Directors shall have concurrent power with the stockholders to adopt, amend or repeal these Bylaws; provided, however, that no provision of these Bylaws may be adopted, amended or repealed if the effect thereof would be to modify or permit the circumvention of any provision of the Corporation's Certificate of Incorporation. Any adoption, amendment or repeal of these Bylaws by the Board of Directors shall require the approval of a majority of the directors then in office. In addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation that may be required by law or otherwise, any adoption, amendment or repeal of any provision of these Bylaws by the stockholders shall require the affirmative vote of the holders of a majority of the total voting power of the then-outstanding securities of the Corporation that are entitled to vote generally in the election of directors, voting together as a single class.